UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)    June 11, 2010

SILLENGER EXPLORATION CORP.
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	000-53420 (Commission File Number)	00-0000000 (I.R.S. Employer Identification No.)
277 Lakeshore Rd. E. Suite # 206, Oakville, Ontario (Address of principal executive offices)		L6J 1H9 (Zip Code)

Registrant’s telephone number, including area code  (905) 582-2434

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

EXPLANATORY NOTE

On June 2, 2010, Sillenger Exploration Corp. (the "Company") filed a Current Report on Form 8-K reporting on a change in control of the Company. The Company also filed Form 10-K on June 1, 2010 (the “Form 10-K”).  In the Form 10-K, the Company discussed a new business direction and opportunities that the Company was pursuing. This Current Report on Form 8-K describes in more detail the foregoing business opportunities. Such description is intended to provide "Form 10 information" as such term is used in Rule 144 under the Securities Act of 1933, as amended.  In addition, the Company is incorporating by reference the information contained in Form 10-K to also provide "Form 10 information" as such term is used in Rule 144 under the Securities Act of 1933, as amended.

Item 1.01	Entry into Definitive Material Agreement

On June 11, 2010, Sillenger entered into an agreement with Fugro Airborne Surveys Corp. (“Fugro”), whereby Fugro will conduct the airborne geophysical survey of the Rio Muni region of Equatorial Guinea. The upcoming survey will help to reveal the locations of potential deposits, and provide a detailed reading of the subsurface structures.

Fugro Airborne Surveys Corp is a subsidiary of Fugro Group, which was founded in the Netherlands in 1962, and has become one of the world’s leading geophysics companies, with 12,000 employees working in 275 offices worldwide. Fugro provides the mining, oil & gas, and construction industries with virtually every aspect of geophysics services, as well as drilling platforms, laboratories, vessels and aircraft.

It is estimated that the survey will cost $8,300,000. Sillenger will attempt to obtain $10,000,000 of equity capital through private placements to finance the survey and data interpretation capital requirements.

On May 26, 2010, Sillenger, through its relationship with FCMI Global Inc. and its African affiliates, entered into a contract with the Government of the Republic of Equatorial Guinea to conduct an airborne geophysical survey of the continental region (27,000 sq. km) of Equatorial Guinea, known as Rio Muni, as well as 30 km of Continental Platform (4,500 sq. km) off the Atlantic coastline.  The survey will provide the Ministry of Mines, Industry and Energy a geological database of the region highlighting the locations where there may be the presence of mineral, hydrocarbon or groundwater deposits, and a preliminary identification of subsurface structures which may present exploration potential, and to identify the likeliest exploration targets within those deposits.

In exchange, Sillenger will be granted the mineral and hydrocarbon rights to 15% of the claim blocks in the entire area surveyed, as chosen by Sillenger, as well as a preferential right to any other claims that Sillenger desires.

Early History

Sillenger started as a gold exploration company in the pre-exploration stage and has not yet generated or realized any revenues from business operations. Sillenger Exploration Corp. (“Sillenger” or the “Company”) was incorporated on February 14, 2007, and acquired a 100% interest in  three mineral claims located in the Atlin Mining Division, British Columbia, Canada, in consideration for CDN$379 (the “Bulkley mineral claims”). The claims are registered in the name of our former President, Carolyne Sing, who had executed a trust agreement with Sillenger on June 4, 2009, whereby she agrees to hold the claims in trust on behalf of Sillenger. To date no exploration work was performed on the claims. The Company has not had any bankruptcy, receivership or similar proceeding and has had no material reclassification, merger, consolidation or purchase or sale of a significant amount of assets other than the acquisition of the three Bulkley mineral claims.

In the fall of 2008, shareholders sold shares they held pursuant to a registration statement filed on Form S-1 with the Securities and Exchange Commission. The terms of the offering is outlined in the Form S-1 registration statement and in the Rule 424(b)(4) prospectus, both of these documents can be found in their entirety on the SEC’s website at www.sec.gov, under Registration Number 333-152075.

A three-phase work program was proposed by the Company’s consulting geologist to begin preliminary exploration of the Bulkley Claims.  The Company would have had to raise capital, and unfortunately, the world’s credit markets came close to shutting down, the stock market crashed, and availability of exploration capital dried up, and became nearly impossible to obtain. The work program was postponed till market conditions improved.

The disruptions in the credit and financial markets through 2008 and 2009 have had a significant material adverse impact on a number of financial institutions and have limited access to capital and credit for many companies. While 2009 seemingly was a turnaround year for stock markets, and a muted positive improvement in consumer optimism and general business conditions, the global economy still appears to be somewhat tepid, and it is still difficult for many junior resource companies to obtain financing. These market conditions continued to make it difficult to obtain capital and financing for operations.  Accessing additional capital on the equity markets has not been available on terms acceptable to management.

In late 2009 Sillenger decided to seek a strategic and/or financial partner to help take Sillenger forward. The Company entered into discussions with an interested party with the goal of raising capital and conducting a work program on the Bulkley claims, and possibly some other projects. Unfortunately the two sides could not reach an acceptable deal and parted ways. With the price of gold at record levels, management believes it would be prudent to continue seeking potential partners.

Company’s New Business

In April 2010, Ms. Sing was introduced to Mr. John Gillespie of Toronto, Ontario. Ms. Sing and Mr. Gillespie held several discussions about how he could assist Ms. Sing in taking Sillenger forward as a company.  Mr. Gillespie had, in Ms. Sing’s opinion, some interesting ideas on natural resource exploration and concepts of maximizing returns while diminishing risks, and building value for Sillenger shareholders.

On May 12, 2010, Ms. Sing resigned as President and Chief Executive officer of Sillenger and appointed Mr. Gillespie as President and Chief Executive Officer of Sillenger.

Mr. Gillespie had a plan to utilize his network of contacts and agents in Africa to assist Sillenger in raising capital for African exploration projects.

Mr. Gillespie has also developed a proprietary method of land claims management that he believes will be of interest to governments of developing countries, particularly in certain African countries which foreign investors view as high risk due to perceived country instability.  Mr. Gillespie believes his land claims management system addresses many of the concerns held by foreign investors and resource companies in such countries. He also believes his concept will also appeal to resource companies in particular because it is designed to create a win-win scenario for both the governments and the resource companies.

On May 6, 2010, Sillenger announced a Memorandum of Understanding (MOU) with officials of the Republic of Guinea-Bissau for business development in Guinea-Bissau based on Mr. Gillespie’s land claims management system. The agreement called for Sillenger to conduct an airborne geophysical survey on Guinea-Bissau’s land mass and offshore territorial limits in exchange for all of the Country’s mineral and hydroncarbon rights. Sillenger was also asked to assist the Country to rewrite its Mining Code to conform to accepted world standards and practices. The Company is planning for the Ministers to come to Canada for a formal signing of the contract when all travel and visa arrangements can be completed.

On May 19, 2010, Sillenger appointed geologist, Dr. Allan Juhas, PhD, Director of Exploration for Sillenger. Dr. Juhas will evaluate opportunities and oversee Sillenger’s exploration operations. Dr. Juhas is an Economic Geologist with extensive domestic and international experience in the management, design and supervision of exploration programs.

On May 26, 2010, Sillenger introduced its proprietary CLP Claims Licensing Program which is designed to help governments to provide a fast-track process for issuing the necessary bureaucratic documentation to resource companies. The system helps reduce risk to exploration companies and helps market a country as an attractive investment destination. This program is based on Mr. Gillespie’s proprietary land claims management system.

On May 26, 2010, Ms. Sing closed an agreement with Mr. Gillespie to sell Mr. Gillespie her block of Sillenger shares, which represents a controlling interest in Sillenger. Ms. Sing has agreed to step down as a director of Sillenger, and Mr. Gillespie will be appointed as a director on or about June 17, 2010.

On May 26, 2010, Sillenger, through its relationship with FCMI Global Inc. and its African affiliates, entered into a contract with the Government of the Republic of Equatorial Guinea to conduct an airborne geophysical survey of the continental region (27,000 sq. km) of Equatorial Guinea, known as Rio Muni, as well as 30 km of Continental Platform (4,500 sq. km) off the Atlantic coastline.  The survey will provide the Ministry of Mines, Industry and Energy a geological database of the region highlighting the locations where there may be the presence of mineral, hydrocarbon or groundwater deposits, and a preliminary identification of subsurface structures which may present exploration potential, and to identify the likeliest exploration targets within those deposits.

In exchange, Sillenger will be granted the mineral and hydrocarbon rights to 15% of the claim blocks in the entire area surveyed, as chosen by Sillenger, as well as a preferential right to any other claims that Sillenger desires.

Sillenger will determine which claims it will retain for its own account, and has the right to market, as principal or joint-venture, any other properties to prospective mining or oil interests, and to retain a carried interest in those properties. The licensing model reduces the Company’s risk, which is assumed by the exploration partners, who benefit from the upside when a deposit is discovered, developed, and put into production. Optimally, Sillenger simply retains an interest, either through shares or royalties, in every exploration, mining, and oil ventures that occurs on its claims, in essence becoming a claims and portfolio manager, and receiving revenues from multiple sources.

Equatorial Guinea, a major offshore oil producer, has a democratically elected government, and is one of the fastest growing economies in Africa. The Government of Equatorial Guinea has a strong desire to diversify its economy by developing its mining industry, and wishes to obtain a geological and geophysical database that will enable the detection of mineral, hydrocarbon and groundwater resources.

On June 11, 2010, Sillenger retained Fugro Airborne Surveys Corp., to conduct the airborne geophysical survey of the Rio Muni region of Equatorial Guinea. The upcoming survey will help to reveal the locations of potential deposits, and provide a detailed reading of the subsurface structures.

Fugro Airborne Surveys Corp is a subsidiary of Fugro Group, which was founded in the Netherlands in 1962, and has become one of the world’s leading geophysics companies, with 12,000 employees working in 275 offices worldwide. Fugro provides the mining, oil & gas, and construction industries with virtually every aspect of geophysics services, as well as drilling platforms, laboratories, vessels and aircraft.

It is estimated that the survey will cost $8,300,000. Sillenger will attempt to obtain $10,000,000 of equity capital through private placements to finance the survey and data interpretation capital requirements.

In addition to Mr. Gillespie and Dr. Juhas, Sillenger has 5 other employees and 3 consultants.

The Company has relocated its head office to 277 Lakeshore Road E. , Suite 206 in Oakville, Ontario L6J 1H9.

Core Business Strategy

Sillenger is transforming into a natural resource development company dedicated to bringing a progressive and creative approach to natural resource management and exploration. The Sillenger proprietary CLP Claims Licensing Program® is designed to assist governments of emerging countries to attract foreign capital investment to establish the foundations for sustained economic growth through the development of their natural resource sectors. The Company is focused on opportunities in Africa.

The primary objectives of the Sillenger CLP Claims Licensing Program® are to:

•	Create an enabling environment to promote international private investment in mining sector, and thereby contribute to real and sustainable economic growth

•
Sillenger will build a marketing strategy for attracting exploration companies based on the data from the survey and subsequent data interpretation which can provide locations of likely exploration drill targets, thereby reducing much of the exploration risk

•	Significantly increase the revenues the Country traditionally receives when managing its own land claims process

•	Strengthen public and private sector capacity to provide effective geological information to potential investors

•	Manage the land claims process on behalf of Country

•
   Create effective, efficient bureaucratic processes, in collaboration with the Ministry of Mines, Industry and Energy, to provide a “fast-track” and ethical process for all permits and authorizations, which can reduce jurisdictional risk.

•	Promote transparency to build international credibility

•	Promote responsible environmental management practices

Sillenger brings a unique business model to the natural resource sector. The Sillenger CLP Claims Licensing Program® is a “cookie-cutter” approach to land claims and natural resources management, not dissimilar to franchising. It is simply a business process, which creates a situation where it can easily be duplicated.

Sillenger enters into a contract with a Government of a Country, whereby Sillenger conducts an airborne geophysical survey of the Country in exchange for all or a portion of that Country’s mineral and hydrocarbon rights chosen by Sillenger. Sillenger, using the data derived from the survey, and superimposed upon pre-existing data, has the ability to identify the areas of the Country that may possess mineral, oil, or water deposits, and in some cases clearly identifiable drill targets in those areas.

Sillenger works in partnership with the Governments, and the survey provides a current database of the geological make-up of the Country’s subsurface structures, and the types of resources likely to be found in any given part of the Country. Sillenger assembles the data, and markets any properties that may appeal to mining and oil companies as high probability of success exploration targets, which may significantly help to reduce some of the costs and inherent risks of exploration.

Sillenger ensures that the Government provides a “fast-track” process for expediting all necessary permits, authorizations, legal and bureaucratic procedures to ensure projects can start in a timely fashion. The ultimate goal is to create an investment friendly environment that will attract the foreign capital investment many of these countries so desperately need to unlock the resource wealth of their nations.

Sillenger’s strategy is to attract exploration partners to the marketed properties as joint-venture partners who will assume the monetary responsibilities of the exploration programs, and Sillenger will retain a carried interest in the projects. The leverage on invested capital could be quite profound, as any one property could become a producing mine over time. If several can be found, the impact on valuation could be massive.

Sillenger is particularly keen on the hydrocarbon possibilities, as once oil and gas deposits are found, they can rapidly be brought into production, providing investors with a faster return on capital.

Essentially Sillenger will have an interest in every property in the Country, as well a share of any ongoing fees and royalties. Sillenger will effectively become a portfolio manager over time.

This strategy can be duplicated in any country, even here at home. The duplication is simply a product of available capital to execute the process in multiple countries. Due to advances in technology, it can be fair to say that many areas in North America may need to be revisited with upgraded geophysical mapping tools to get a clearer geological picture.

Sillenger and Africa

The challenge for many African countries is to create a favorable investment environment that welcomes capital and other resources, and where the investors will not only benefit themselves, but will provide many ongoing benefits to the country and its people.

Many countries in Africa and areas of the developing world are rich in minerals, oil and gas, and other natural resources and have a strong desire to develop these resources for economic growth. Whether through geographic location, accidents of history, political instability, inaccessibility, poor legal system, and a host of other factors, many of these countries have either been ignored or exploited by the developed world. In the past, and in some cases currently, developing countries have had inadequate legal systems, corruption, government mismanagement and other issues that contribute to negative perceptions held by the developed world’s political, industrial, and financial institutions. As a result, these countries tend to be largely ignored by the developed world, while suffering from rising populations, poor economic conditions and outdated infrastructure.

In recent years Africa has been a significant beneficiary of the rapid economic growth in China and its seemingly insatiable demand for commodities. From virtually no investment in Africa a decade ago, China is now one of the most aggressive investors in the continent. Forward-thinking investors from Canada, USA, India, Russia and some European countries are also getting more involved as the world is starting to realize that much of Africa’s immense resource wealth remains largely untapped. The successful investors appear to be those that adopt a socially responsible approach to their investment and gain the favor and trust of the governments and the people.

Sillenger has recognized that Africa today is where countries such as Brazil, India, China and even Russia were 20 years ago. They too had negative perceptions about political and economic instability, but today are considered among the strongest and fastest growing economies on earth. Even Colombia has overcome many of its issues and has become a popular exploration destination.

Sillenger believes that the developed nations are missing an incredible opportunity to be part of the rebirth of Africa. These countries require foreign investment to enable the development of the economic foundations that will empower these nations to be self-sufficient. For decades the wealthy nations have donated “aid”, which ironically has worsened conditions for Africa and many of its inhabitants, and in the process has created an environment of dependence. Africans are by and large, hard working, motivated, intelligent and fiercely proud people with rich histories and cultures.

Sillenger operates on the basis of being a partner with governments, providing expertise not only in mining, but also across many other industries. Sillenger will bring innovative business processes and management of those processes, and work in conjunction with the governments to integrate those concepts where required, to provide the basis of economic independence and improving the lives of their people.

While Sillenger recognizes that it cannot solve all of Africa’s issues overnight, management does believe that programs such as its CLP Claims Licensing Program® can enable these countries to better manage the process of attracting foreign investment, and to reduce the fear and risk associated with investment into Africa. These programs are meant to establish long-term mechanisms for promoting economic development, but in a way that is consistent with how the rest of the world operates.

The same kind of investment that built the US, Canada and other economic powers is what is required in Africa. Sillenger is actively seeking partnerships with progressive and far-sighted leaders of African countries, to bring to those countries innovative systems and programs that will create the foundations for the kind of economic and social prosperity enjoyed by the developed world. Where others see risk, we see opportunity

FCMI Global Inc.

FCMI Global Inc. conducts international business development, and through its agents and representatives, negotiates contracts and agreements on behalf of Sillenger. FCMI specializes in government consulting, infrastructure, construction, technology transfer, healthcare, security, logistics and deployment.

FCMI Global Inc. and Sillenger Exploration Corp have executed an assignment and assumption of rights agreement, whereby FCMI assigns trademarks, intellectual properties, contracts and agreements to Sillenger. FCMI will earn 5% (percent) of Sillenger’s annual net income as per Sillenger’s audited financial statements. This relationship enables Sillenger, as a public company, better access to capital markets for the purposes of financing FCMI/Sillenger operational requirements.

Sillenger and Equatorial Guinea

The Republic of Equatorial Guinea is a country of 633,500 inhabitants located on the western coast of Africa between Cameroon on the north, and Gabon to the east and south. Its capital City, Malabo, is located on the island of Bioko. The mainland is known as Rio Muni, which is approximately 26,000 sq. km, and the combined area of the Country is 28,050 sq. km.

In the mid-1990’s, Equatorial Guinea became a significant oil exporter with the discovery and development of several offshore oilfields in the oil rich Gulf of Guinea. The Country quickly became one of the fastest growing economies in the world.

Dependence on Oil

Equatorial Guinea is a good example of a country dependent on essentially a single source of revenue: oil.  Since large-scale commercial oil production began in the 1990s, Equatorial Guinea has been one of the world’s fastest growing economies.  Oil and gas exports have increased substantially and will drive the economy for years to come. According to the International Monetary Fund (IMF), oil accounts for roughly 95% of government revenue, 99% of export earnings, and close to 75% of GDP. Per capita income rose from about $590 in 1998 to $2,000 in 2000, $5,300 in 2004, and approximately $10,000 in 2007. The energy export sector is responsible for this rapid growth.

In the wake of the recession following the global economic downturn in 2008, the GDP growth rate fell from 11.3% in 2008 to 1.9% in 2009, due primarily to the steep decline in oil prices and falling rates of oil production. While there is no danger of losing its oil base, the Country quickly realized its exposure to external shocks by being so dependent on one commodity. These events have prompted the Government to recognize that the Country’s long-term economic survival rests on encouraging growth in the private sector, diversifying the economy, creating and developing the infrastructures for exploiting its other natural resources.

In recent years, oil production rates, which will remain strong for years to come, have been declining and affecting government revenues. President Obiang has recognized the need to expand other sectors of the Equatorial Guinea economy to diversify the Country’s revenue base. Beyond the energy sector, there is little industry in the country, and the local market for industrial products is small. The government is actively seeking to diversify the economy by encouraging agriculture, tourism, and fishing. The ongoing construction boom is also enhancing related skills. The once-significant economic mainstays of the colonial era -cocoa, coffee, and timber - are also being revitalized, though they remain dwarfed compared to the energy sector.

Sillenger Partnership with Equatorial Guinea

Equatorial Guinea is attempting to create a more favorable investment climate, and its investment code contains numerous incentives for job creation, training, promotion of nontraditional exports, support of development projects and indigenous capital participation, freedom for repatriation of profits, exemption from certain taxes and capital, and other benefits.

The government seeks to expand the role of free enterprise and to promote foreign investment but has had little success in creating an atmosphere conducive to investor interest.  There is a worldwide perception that while business laws promote a liberalized economy, the application of the laws remains selective, and therefore the business climate remains difficult. Business deals have often been perceived to be concluded under non-transparent circumstances.

 In 2006, Equatorial Guinea reformed and upgraded its Mining Laws to introduce greater transparency and uniformity. Transparency is a cornerstone for foreign investment. Investors require a clear and concise regulatory process to make and implement investment decisions. In many jurisdictions, investors sense a “moving target” for rules and regulations, which creates unease and fear, and they structure their investments to manage their risk to reflect that circumstance. Investment capital tends to go where it is welcomed and has a high degree of comfort.

The challenge for Equatorial Guinea and many other countries is to create a favorable investment environment that welcomes capital and other resources, and where the investors will not only benefit themselves, but will provide many ongoing benefits to the country and its people.

Sillenger will use this system to essentially become the Marketing arm for Equatorial Guinea’s mining industry. Sillenger will identify and qualify prospective exploration and mining companies, and encourage and invite their investment into Equatorial Guinea.

Sillenger will work closely with its Government partners to ensure efficient processes and to attract the highest quality equipment and service providers to maintain the highest levels of quality control. The goal is to attract the best companies in the world. If successful, Equatorial Guinea will have a thriving and vibrant mining industry, which will create many jobs and other economic and social stimulus. Most importantly, Equatorial Guinea will build international credibility as an attractive investment destination.

Sillenger Operational Plan For Equatorial Guinea

The Sillenger plan calls for a multi-phased process to ensure an efficient and well-designed strategy

Phase One

1.
FCMI has negotiated and signed, on behalf of Sillenger, a binding contract with the Republic of Equatorial Guinea to conduct an Airborne Geophysical Survey of the Rio Muni region and develop a current geological database, in exchange for the mineral and hydrocarbon rights for the Rio Muni landmass and 4500 sq km of its Continental Platform.

2.
Sillenger and the Government, and any of its agencies that will have involvement in the various direct or indirect aspects of this undertaking, will collectively agree to provide Sillenger with a predetermined “fast-track” method for expediting regulatory requirements of the Government and its agencies. It is necessary to create the perception that the regulatory approval process is fast and efficient, so as to attract foreign capital investment into the Republic of Equatorial Guinea to build a strong and sustainable mining sector for the Republic.

3.
Sillenger, Fugro Airborne, Sillenger’s survey partner, and the Ministry of Mines, Industry and Energy will examine and evaluate all historical geological data to determine the planning of the airborne survey strategy.

4.	Determine logistics, fuel, security and deployment requirements, the requisite permits and permissions, flight plans and all other necessary elements to prepare the airborne survey.

5.	FCMI’s Logistics and Deployment division will fulfill the execution of all support requirements, and will also train and employ local personnel where feasible to do so.

Phase Two

1.
Execution of the Airborne Geophysical survey strategy using fixed wing, and/or helicopters. The initial plan is to fly fixed wing at 400-metre line spacing. The aircraft will use electromagnetic and other inter-related geophysical technologies, which will collect the data of the subsurface regions being flown.

Phase Three

1.	Data analysis and interpretation.

2.	Identify locations of likely exploration regions

3.	Prepare reports for further analysis

Phase Four

1.	Using the new airborne geophysical data, superimpose the data over the existing Ministry on Mine Rio Muni land claims grid maps

2.	Identify likely types of minerals to be found in all areas

3.	Create a database cross-referencing mineral types and the specific land claims with a presence of those mineral types.

4.	Create a database of properties that correspond to those mineral types

5.	Identify the highest probability exploration targets within those mineral types

6.	Create lists of properties identified as high probability strike zones

7.	Each property claim will contain geological information as to mineral type and include all known historical data about property

Phase Five

1.	The Sillenger CLP Claims Licensing Program® will identify and implement strategies to generate multiple revenue sources for the Government.

2.	Sillenger will build a marketing strategy for attracting exploration companies based on the data from the survey and subsequent data interpretation.

3.	Sillenger will use its contacts in the global exploration and mining industries to promote to the world the benefits of exploration in Equatorial Guinea.

4.	Sillenger and the Government will create a list of preferred suppliers, vendors, and service providers that will be necessary to support exploration and mining activities.

5.
Sillenger and the Ministry will create and enforce strict quality control guidelines for the entire process, an important key to maintaining credibility and integrity of the strategy of attracting foreign investment.

Phase Six

1.
Sillenger and the Ministry on Mines, Industry and Energy will create a marketing package that will include all the documentation, contracts, supplier lists, support systems, and “fast track” government application documentation.

2.
All applicable Government Incentives and other inducements should be clearly stated. The purpose of this marketing package is to make risk assessments and investment decisions much easier for foreign exploration companies.

3.	Sillenger will then present the package to the Companies it will invite to invest in Equatorial Guinea.

4.	Sillenger will conduct due diligence on prospective exploration companies to ensure that only the best are allowed to participate.

5.	Sillenger will negotiate all mineral rights and exploration contracts in conjunction with the Ministry.

6.	Determine timelines, support requirements and all other planning considerations with exploration partners.

The purpose of creating and implementing a program of this size and scope, and the strict guidelines that will need to be enforced and adhered to, is to have a “cookie-cutter” turnkey approach to attracting investment. The easier it is for companies to identify their risks, the easier it will be to attract their investment.

By offering exploration companies readily identifiable drilling locations eases the risk considerably, and when bureaucratic roadblocks are eliminated, security and logistics support services are already identified and available, the decision making process is simplified and therefore much more favorable.

Once companies start operations in Equatorial Guinea, and if their experience is positive, word within the industry will spread rapidly and there will be a rush to participate in building the Country’s mining industry.

Database Management

Sillenger will coordinate the examination of available historical exploration and mining records and data with Fugro and the Ministry of Mines, Industry, and Energy. Data will be assembled from the various available sources, and compiled to present an accurate database to prospective exploration interests. Fugro will integrate the data obtained by the Airborne Survey with existing data to provide the clearest, up-to-date picture of any property.

Sillenger will use that information to prepare a marketing package that will be used to sell the property’s exploration potential to companies that will be exploring for specific minerals.
Exploration and Mining companies follow many criteria to base their investment decisions on. Of the 60 or so investment criteria commonly considered, the top 10 most important include:

Ranking on Investment Decision Factor at the Exploration and Mining Stage
RANKING		DECISION CRITERIA BASED ON:
EXPLORATION STAGE	MINING STAGE
1	na	Geological potential for target mineral
2	1	Security of tenure
3	2	Ability to repatriate profits
na	3	Measure of profitability
4	9	Consistency and constancy of mineral policies
5	7	Company has management control
6	11	Mineral Ownership
7	6	Realistic foreign exchange regulations
8	4	Stability of exploration/mining terms
9	5	Ability to predetermine tax liability
10	8	Ability to determine environmental obligations

This list of criteria emphasizes the need for a comprehensive action oriented strategy that combines excellent data, government cooperation, and transparency. Companies will assess their risk based on these factors because any decisions made have very long-term implications. Stable government policies are a cornerstone for any long-term investment.

In 2006, the Equatorial Guinea Mining Law No. 6/2006 dated November 3, 2006 reformed and updated the Country’s existing Mining laws. The new laws were designed to create a more favorable investment environment for Equatorial Guinea, to introduce the transparency and uniformity of laws necessary to enable long-term investment decisions, and a clear-cut process for making those decisions. The challenge Equatorial Guinea has is letting the world know it is a safe jurisdiction to invest in and to conduct long-term operations.

The process of Sillenger’s CLP Claims Licensing Program® will address that challenge by providing a framework to take the guesswork out of the decision making process, and to offer prospective investors a clear model to quickly and efficiently make a decision, and then quickly begin operations.

Government Regulatory Expediency

Sillenger, in cooperation with the Ministry of Mines, Industry and Energy, will establish regulatory protocols to facilitate immediate access to all requisite permits and processing of any bureaucratic procedures within the Ministry, and between other government agencies, to enable potential investors to quickly and efficiently commence economic activity.

Sillenger Exploration Corp. will also assure its licensees a fast track method to access all permits and necessary Country support in developing its mineral rights.  Cutting through government “red tape” or eliminating bureaucratic inertia is an important element in attracting foreign capital investment. Creating the perception that the Country is open for business is and welcomes investment.

High Priority Target List

The objective of the CLP Claims Licensing Program® is to offer prospective investors enough information to essentially identify precise drill targets, and to make an investment decision more palatable. The results of the airborne survey will often yield exact drilling locations, which help reduce risk to the exploration companies, and leads to quicker commencement of operations.

Having a portfolio of high probability exploration zones should enhance the licensing value of the claims, and enable the Country’s leader’s to attract investment from the highest quality mining companies to conduct exploration, develop promising properties, and create production to build the foundation for a thriving mining industry.

The Sillenger CLP Claims Licensing Program® process should significantly reduce the time frame to develop the production of mineral deposits by indentifying locations of high value drill zones during the survey process, thereby generating a much faster royalty stream, if, as, and when those deposits are brought into production.

Marketing of High Priority Targets

Sillenger will examine the newly created database of high priority target properties and will assess the data to determine the best course of action for these properties. Some may require additional surveys or other geophysical work to prepare the properties for a potential investor. Once pre-drilling work has been completed, enough additional value will have been added to the properties that they should be viewed as very attractive and therefore command a higher price than simple “greenfields” properties.

“Greenfield” properties are ones that have never had geological assessments, so are considered “grassroots” early stage properties. There properties would be considered to be very high-risk exploration projects.

Drilling is the most expensive cost-component in exploration, so the ability to identify drill targets with a high probability of success is essential to generating a quick return on investment, or of keeping the overall project cost as low as possible.

The reality of exploration is that until drill core samples have been examined for minerals, the exploration company will not know what it will uncover.  If an exploration company is provided with targets that lessen the risk, then that is an important added value consideration that they will pay a premium for.
Sillenger will maintain Quality Control over the entire process to ensure that all phases of the program are run properly on behalf of all parties. Sillenger will conduct due diligence on all suppliers and service providers so that only the best are contracted. Only Sillenger approved providers will be allowed to participate in any programs. This will help to build and maintain credibility over the long term.

Sillenger will provide all the necessary resources/services needed for the proper deployment of its business operation including security and logistical planning, which includes base camp deployment etc

Sillenger believes that social responsibility is an important characteristic to build and maintain goodwill in the communities where its exploration and mining partners operate. Where possible, Sillenger will encourage its exploration partners to use local labor and services and encourage local labor.

Revenue

The CLP Claims Licensing Program® is designed to maximize revenues to the Ministry of Mines, Industry and Energy, and other Government agencies that charge fees for their services to the exploration, mining and related service industries. Sillenger will create added value for the Country’s mining claims by developing data for every property to be marketed.

The purpose of CLP Claims Licensing Program® is to build a long-term, recurring revenue base for the Country and the various Government agencies that are affected by the mining industry, as well as the many residual related industries that benefit from an active mining sector.  A thriving mining industry creates many jobs, stimulates many support industries and services. This in turn improves the quality of life for the people of Equatorial Guinea and that in turn raises the tax revenue base for the Country and raises GDP for the entire Country.

Sillenger will work closely with the various Government agencies to create the fee structures, royalty agreements, and other elements that will support this program. Preferential service providers will be identified and contracted to provide a high degree of quality, consistent services. A program is only as good as its weakest link. Companies that participate in the CLP Claims Licensing Program® must meet the appropriate guidelines that will be established with the program. Fee schedules will be developed for the support industries.

The value added by identifying areas of likely mineral deposits, and offering probable drill locations that have a high probability of being successful, can command higher prices from exploration companies due to creating a lower risk and lower cost exploration environment.

Lessening the time to receive proper permits, licenses and other regulatory approvals can enable companies to commence operations sooner, and with little or no complications.  This will speed up the path to development of properties that are shown to have mining potential. That, in turn, will speed the process to actual mining and the royalties, taxes, and other revenues that flow to the Government, and the subsequent economic growth created by a sustainable and profitable mining industry. The more companies that are attracted to invest in Equatorial Guinea, the more revenue that will be flowing into the Country’s coffers.

Geology and History of Mineral Exploration in Rio Muni

Equatorial Guinea has very good mining potential. The region is resource rich, but under-explored. There is a need for acquiring good quality geophysical data. Currently only very poor aeromagnetic coverage exists and both radiometric and gravity cover are non-existent for Rio Muni. The magnetic data are insufficiently detailed for mineral exploration and can only poorly discriminate structures. There are no commercial mining operations in Equatorial Guinea. However, some artisanal alluvial gold workings are taking place.

Modern exploration techniques in Equatorial Guinea have been non- existent. Work that has been done has been preliminary, and carried out by foreign geological surveys. However, the country has been relatively well covered with respect to reconnaissance techniques such as stream sediment sampling. However, follow up studies on prospective gold (Coro) and tantalite/columbite (Aconibe) properties, resulted in poor sample size analyses which provided no quantitative information.

The geophysical survey will provide a clearer geological mapping, and will provide geologists with an accurate idea of the location and size of mineral and hydrocarbon deposits. Sillenger will have the first opportunity to choose which deposits it will keep or farm out to industry partners.

Sillenger’s strategy is to attract exploration partners to the marketed properties as joint-venture partners who will assume the monetary responsibilities of the exploration programs, and Sillenger will retain a carried interest in the projects. Essentially Sillenger will have an interest in every property in the Country, as well a share of any ongoing fees and royalties. Sillenger will effectively become a portfolio manager over time.

As required by Form 8-K, we include all of the information required as if we were filing a general form for registration of securities on Form 10 under the Securities Exchange Act of 1934 by  incorporating by reference the information in the Form 10-K filed by the Company on June 1, 2010.

Item 5.06.   Change in Shell Company Status.

The transactions reported in Item 1.01 of this Current Report on Form 8-K have the effect of causing the Registrant to cease being a shell company as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934. For a discussion of the transactions, see Item 1.01 herein and the contents of the exhibits filed with this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description
10.2	Survey Agreement dated June 11, 2010 between Sillenger Exploration Corp. and Fugro Airbourne Surveys Corp.	Included
99.1	Press Release dated June 11, 2010 announcing the agreement between Sillenger Exploration Corp. and Fugro Airbourne Surveys Corp.
99.2	Press Release dated June 2, 2010 announcing the agreement between Sillenger Exploration Corp. and the Government of the Republic of Equatorial Guinea.

FORWARD LOOKING INFORMATION

This current report on Form 8-K contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sillenger Exploration Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

SILLENGER EXPLORATION CORP.

Dated: June 14, 2010	By:	/s/ John Gillespie
John Gillespie –CEO & President

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